                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                      P.A.M. TRANSPORTATION SERVICES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

     (4)  Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                      P.A.M. TRANSPORTATION SERVICES, INC.
                                HIGHWAY 412 WEST
                           TONTITOWN, ARKANSAS 72770

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of
P.A.M. Transportation Services, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn, 1500 South 48th Street, Springdale, Arkansas 72762, on Thursday, May 23, 1996 at 10:00 a.m., local time, for the following purposes:

          (1) To set the number of directors for the ensuing year at four and to elect four directors to serve for a term of one year and until their successors have been elected and qualified;

          (2) To approve an amendment to the Company's Bylaws to permit the Board of Directors to set the number of directors and to eliminate a supermajority requirement to remove directors, as described in Agenda Item Two to the Proxy Statement;

          (3) To approve and adopt the Company's 1995 Stock Option Plan; and

          (4) To conduct such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on April 9, 1996 will be entitled to notice of and to vote at said meeting or any adjournment thereof.

                                           By Order of the Board of Directors

                                           Robert W. Weaver
                                           President and Chief Executive Officer

April 23, 1996

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES.

                     PRELIMINARY FILING -- FOR SEC USE ONLY

                      P.A.M. TRANSPORTATION SERVICES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 1996

                                PROXY STATEMENT

     This proxy statement and form of proxy, which are first being mailed to stockholders on or about April 23, 1996, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of P.A.M. Transportation Services, Inc., for use at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn, 1500 South 48th Street, Springdale, Arkansas on Thursday, May 23, 1996, at 10:00 a.m. local time and at any or all adjournments thereof. The address of the principal executive offices of the Company is Highway 412 West, Tontitown, Arkansas 72770 and the Company's telephone number is (501) 361-9111.

     The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

     Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR each of the matters set forth in the Notice accompanying this proxy statement. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against such proposal.

     Only stockholders of record at the close of business on April 9, 1996 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of April 9, 1996, the Company had outstanding 5,008,357 shares of common stock. Each share of common stock issued and outstanding on such record date is entitled to one vote.

                     PRELIMINARY FILING -- FOR SEC USE ONLY

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 9, 1996 with respect to ownership of the outstanding common stock by (i) all persons known to the Company to own beneficially more than five percent (5%) of any class of outstanding stock of the Company, (ii) each director of the Company and each nominee for director, (iii) each of the "Named Executive Officers" of the Company as shown in "Executive Compensation" herein, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named person has sole voting and investment powers with respect to all shares.

                                                                       SHARES OF        PERCENT
                                                                      COMMON STOCK        OF
                          BENEFICIAL OWNER                         BENEFICIALLY OWNED    CLASS
    -------------------------------------------------------------  ------------------   -------
    MJM First Limited Partnership................................       5,602,713(1)     74.65%
      c/o Properties Management, Inc.
      12225 Stephens Road
      Warren, Michigan 48091
    Robert W. Weaver.............................................         612,428(2)     12.20%
      4470 Bridgewater Lane
      Fayetteville, Arkansas 72701
    Daniel C. Sullivan...........................................          12,000(3)      *
    William E. Morrissey.........................................           5,000(4)      *
    Beryl L. Shroyer.............................................           5,000(5)      *
    Charles F. Wilkins...........................................           1,000(6)      *
    Matthew T. Moroun............................................           5,000(5)      *
    W. Clif Lawson...............................................          62,600(7)      1.24%
    Larry J. Goddard.............................................          60,813(7)      1.21%
    Directors and Executive Officers as a Group (8 persons)......         763,841(8)     14.87%

- ---------------

  * Less than 1%.
(1) Includes presently exercisable warrants to purchase 3,092,000 shares of common stock of the Company. The percentage shown assumes such warrants have been exercised in full. MJM First Limited Partnership may be deemed to be under common control with Central Transport, Inc., with whom the Company has certain business relationships. See "Certain Relationships and Related Transactions."
(2) Includes 25,000 shares subject to presently exercisable incentive stock options.
(3) Includes 12,000 shares subject to presently exercisable non-qualified stock options.
(4) Includes 3,000 shares subject to presently exercisable non-qualified stock options.
(5) Includes 5,000 shares subject to presently exercisable non-qualified stock options.
(6) Includes 1,000 shares subject to presently exercisable non-qualified stock options.
(7) Includes 46,000 shares subject to presently exercisable incentive stock options.
(8) Includes 117,000 shares subject to presently exercisable incentive stock options and 26,000 shares subject to non-qualified stock options.

     There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

     Pursuant to the Bylaws of the Company, the number of members of the Board of Directors to be set by resolution of the stockholders is proposed to be four, all of whom are to be elected at the Annual Meeting. Proxies received will be voted for the nominees named below, unless authority to do so is withheld. In the

                     PRELIMINARY FILING -- FOR SEC USE ONLY
event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

     Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The affirmative vote of a majority of all votes cast at the meeting by the holders of the common stock is required for the election of the four nominees standing for election.

     The terms of William E. Morrissey and Beryl L. Shroyer will expire on the date of the Annual Meeting.

     The following persons have been nominated by management for election to the Board of Directors:

     ROBERT W. WEAVER, age 46, is a co-founder of the Company and served as its Vice President and a director from March 1980 to June 1986. He was President and Chief Operating Officer and a director from June 1986 until he resigned in February 1987. Between February 1987 and September 1989, he was self-employed as a transportation consultant. In September 1989, Mr. Weaver returned to the Company as President and Chief Operating Officer and a director. On February 22, 1990, he was appointed Chief Executive Officer.

     DANIEL C. SULLIVAN, age 55, has been a practicing attorney, specializing in transportation law, for more than ten years. Mr. Sullivan is currently a member of the firm of Sullivan & Hincks, Oak Brook, Illinois. Mr. Sullivan has served as a director of the Company since June 1986.

     MATTHEW T. MOROUN, age 23, is a stockholder and director of CenTra, Inc., a transportation holding company based in Warren, Michigan, and since January 1995, has been a director, stockholder and employee of Liberty Bell Agency, an insurance claims adjustment company based in Sterling Heights, Michigan. Prior to 1995, Mr. Moroun attended Dickinson College, Carlisle, Pennsylvania, where he earned his bachelors degree in December 1994. Mr. Moroun has served as a director of the Company since May 1992.

     CHARLES F. WILKINS, age 57, recently retired, in January 1995, after 34 years of employment with Ford Motor Company. He served in various positions with Ford Motor Company in transportation management, including three years of service as Traffic Manager in Europe. Mr. Wilkins retired from the position of Director, Transportation and Traffic Office, in which he had served since 1990. Mr. Wilkins has been a member of the National Motor Carrier Advisory Committee of the Federal Highway Administration and was previously active in the National Industrial Transportation League as Chairman of the Audit Committee and Third Vice Chairman. Mr. Wilkins is currently an associate member of the American Society of Transportation and Logistics and a member of the Council of Logistics Management. Mr. Wilkins has served as a director of the Company since June 1995.

     The Company has had certain business relationships with Universal Am-Can, Ltd. and Central Transport, Inc., wholly-owned subsidiaries of CenTra, Inc., and Liberty Bell Agency. See "Certain Relationships and Related Transactions."

COMMITTEES OF THE BOARD AND MEETINGS

     The Company's Board of Directors has the following standing committees:

     (A) The Executive Committee, currently comprised of Messrs. Weaver and Moroun whose function is to exercise the authority of the Board of Directors in accordance with the Bylaws of the Company between regular meetings of the Board. The Executive Committee held no meetings during 1995.

     (B) The Audit Committee, currently comprised of Messrs. Sullivan, Shroyer, Morrissey and Moroun, whose function is to review and make recommendations to the Board of Directors on the Company's audit

                     PRELIMINARY FILING -- FOR SEC USE ONLY
procedures and independent auditors' report to management and to recommend to the Board of Directors the appointment of independent auditors for the Company. The Audit Committee held one meeting during 1995.

     (C) The Compensation and Stock Option Committee, currently comprised of Messrs. Morrissey and Moroun, whose function is to review and make recommendations to the Board of Directors with respect to compensation of officers of the Company as well as to administer the Company's Incentive and Non-Qualified Stock Option Plans. The Compensation and Stock Option Committee took action once by unanimous written consent during 1995.

     The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors. The Company does not have any formal procedure for considering stockholders' suggestions for director nominees prior to the solicitation of proxies. At the Annual Meeting, the Chair will entertain nominations for directors in accordance with the Company's Bylaws and Robert's Rules of Order.

     During 1995, the Board of Directors held a total of eight meetings and acted three times by unanimous written consent. Each incumbent director attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during the director's period of service.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1995, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except as follows: Charles F. Wilkins filed his Initial Statement of Beneficial Ownership of Securities on Form 3 late, and Robert W. Weaver filed one report on Form 4 late reporting a gift transaction.

                     PRELIMINARY FILING -- FOR SEC USE ONLY

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each other executive officer whose salary and bonus exceeded $100,000 (the "Named Executive Officers") for the years ended December 31, 1995, 1994 and 1993:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                               ANNUAL COMPENSATION          AWARDS
                                            ----------------------------------------------------
                                                                                           ALL
                                                                          SECURITIES      OTHER
                                                                          UNDERLYING     COMPEN-
         NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS     OPTIONS (#)     SATION(A)
    --------------------------------------------------------------------------------------------
    Robert W. Weaver......................  1995   $245,875   $49,000       50,000        $  --
      President and Chief Executive         1994    225,000    33,750       25,000          400
      Officer; Director                     1993    219,252        --           --          400
    W. Clif Lawson........................  1995   $123,757   $24,335       95,000        $ 400
      Executive Vice President and Chief    1994    111,050    17,138       45,000           --
      Operating Officer                     1993     98,707        --           --           --
    Larry J. Goddard......................  1995   $ 94,439   $20,000
      Vice President of Finance, Chief      1994     85,981    13,350       95,000        $ 400
      Financial Officer and                 1993     73,098        --       45,000          400
      Secretary/Treasurer                                                       --          400

- ---------------

(a) Represents amounts contributed by the Company pursuant to the Company's 401(k) Plan.

STOCK OPTION PLANS

     During 1995, stock options were granted to the following named Executive
Officers:

                         OPTIONS GRANTS IN FISCAL 1995

                                                INDIVIDUAL GRANTS
                                 ------------------------------------------------     POTENTIAL REALIZABLE
                                             % OF TOTAL                                 VALUE AT ASSUMED
                                 NUMBER OF    OPTIONS                                ANNUAL RATES OF STOCK
                                 SECURITIES  GRANTED TO                              PRICE APPRECIATION FOR
                                 UNDERLYING  EMPLOYEES                                  OPTION TERM (1)
                                  OPTIONS    IN FISCAL      EXERCISE   EXPIRATION   ------------------------
             NAME                GRANTED(2)     YEAR         PRICE        DATE          5%           10%
- -------------------------------  ---------   ----------     --------   ----------   ----------   -----------
Robert W. Weaver...............    25,000        9.62%       $ 6.32      6/29/00    $25,468.13   $ 73,509.38
W. Clif Lawson.................    50,000       19.23%       $ 5.75      6/29/01    $97,778.75   $221,835.00
Larry J. Goddard...............    50,000       19.23%       $ 5.75      6/29/01    $97,778.75   $221,835.00

- ---------------

(1) The dollar amounts under these columns represent the potential realizable value of each option assuming that the market price of the common stock appreciates in value from the date of grant at the 5% and 10% annualized rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the common stock.
(2) Options vest in increments of 20% per year, with 20% vesting at the date of grant and the remaining 80% vesting over the next succeeding four years.

                     PRELIMINARY FILING -- FOR SEC USE ONLY

     The following table shows the fiscal year-end values of unexercised options held by each Named Executive Officer. No stock options were exercised by any Named Executive Officer during 1995.

                         FISCAL YEAR-END OPTION VALUES
- --------------------------------------------------------------------------------

                                                             VALUE OF UNEXERCISED
                             NUMBER OF SECURITIES                IN-THE-MONEY
                            UNDERLYING UNEXERCISED                OPTIONS AT
                          OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END(A)
                          ---------------------------     ---------------------------
         NAME             EXERCISABLE / UNEXERCISABLE     EXERCISABLE / UNEXERCISABLE
- ----------------------    ---------------------------     ---------------------------
Robert W. Weaver......    25,000/25,000                   $111,525/$ 52,350
W. Clif Lawson........    46,000/49,000                   $207,750/$122,250
Larry J. Goddard......    46,000/49,000                   $207,750/$122,250

- ---------------

(a) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at year end and the exercise price of the options.

COMPENSATION OF DIRECTORS

     Non-employee directors are currently paid $3,000 per year and $1,000 per Board or committee meeting attended, plus their expenses in attending such meetings. Directors who are also Company employees are not additionally compensated for their services as members of the Board of Directors.

     Pursuant to automatic grant provisions under the Company's Non-Qualified Stock Option Plan, on March 2 of each year, each non-employee is granted an option to purchase 1,000 shares of common stock, at an exercise price equal to 100% of the fair market value of such stock on the date of grant. During 1995 options were granted to the then five non-employee directors of the Company covering an aggregate of 5,000 shares of common stock at a per share exercise price of $6.75.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Ronald W. Lech served as a member of the Company's Compensation and Stock Option Committee until June 2, 1995, when Mr. Lech resigned as a director of the Company. During 1995, Mr. Lech served as a director and executive officer of both CenTra, Inc. ("CenTra") and its subsidiary, Central Transport, Inc. ("Central"). The Company has had certain business relationships with Central and other subsidiaries of CenTra, as described more fully below. William E. Morrissey served as a member of the Compensation and Stock Option Committee during 1995, and during 1995 served as the President of Universal Am-Can, Ltd., with whom the Company has had a business relationship, as described more fully below. In addition, Matthew T. Moroun served as a member of the Compensation and Stock Option Committee during 1995. Mr. Moroun is a stockholder and director of CenTra, Inc. and is a stockholder, director and employee of Liberty Bell Agency, with whom the Company has had business relationships as described more fully below.

     During 1995, Central made payments to the Company in the aggregate amount of $4,915,612. The principal components of these payments included freight transported for Central ($3,952,684), equipment lease payments ($789,134) and miscellaneous services or expenses ($173,793).

     During 1995, the Company made payments to Central in the aggregate amount of $4,988,297. The principal components of these payments included fuel ($4,817,649), with the balance comprised of miscellaneous services or expenses ($170,648). Also during 1995, the Company made payments to two other transportation subsidiaries of CenTra in the aggregate amount of $270,809 for tires and road service, and made equipment lease payments of $77,125 to a division of Universal Am-Can, Ltd.

     During 1995, the Company made liability insurance premium payments of $194,751 to Liberty Bell Agency, of which Matthew T. Moroun is a stockholder, director and employee.

                     PRELIMINARY FILING -- FOR SEC USE ONLY

     In May 1993, the Company negotiated a financing arrangement with Central pursuant to which the Company purchased certain revenue equipment previously leased under an operating lease with Central. The Company executed a $2.4 million promissory note to Central, which was payable in monthly installments of $59,724 with interest at the rate of 9% per annum. During 1995, the Company retired the noted and paid Central $1,156,426.

     Management believes that each of the above transactions was entered into on terms as favorable to the Company as could have been obtained from unaffiliated third parties, at the time such transactions were negotiated.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions" which describes certain business relationships between the Company and certain of its directors.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Board of Directors on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                          REPORT OF BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Company reported net income of $5.01 million or $.65 per share for the year ended December 31, 1995, and has been profitable since 1992. Prior to 1992, the Company experienced losses in each of the three years ended December 31, 1991, 1990 and 1989. The compensation paid to the executive officers of the Company, including the Chief Executive Officer, has been conservative in light of the financial performance of the Company prior to 1992 and as a part of its efforts to return to and increase profitability. To reward the executive officers of the Company for the Company's significantly improved performance in recent years, the executive officers were paid a cash bonus for fiscal 1994 and 1995 under an Incentive Compensation Plan adopted by the Board of Directors (described below). The Company has a Compensation and Stock Option Committee, which acted once by unanimous written consent during 1995 for the purpose of granting stock options to certain employees and executive officers of the Company.

     For fiscal 1994, 1995 and 1996, the Board of Directors has adopted an Incentive Compensation Plan covering all employees (except employees who are participating in an existing cash bonus plan), including the executive officers, which provides for the payment of a cash bonus for any calendar year in which the Company achieves certain specified operating ratios. For each targeted operating ratio goal, participating employees will earn a specified percentage of their base compensation as a cash bonus. The Board of Directors believes this program will serve as an incentive to all participating employees (currently approximately 200 employees) to give greater effort on behalf of the Company.

     With respect to the Chief Executive Officer of the Company, from January 1995 through December 31, 1995, Robert W. Weaver was compensated pursuant to an Employment Agreement negotiated between certain of the Company's directors and Mr. Weaver, pursuant to which his annual base salary for 1995 was $245,000. During 1995, pursuant to the Company's Incentive Compensation Plan, Mr. Weaver was also paid a bonus of $49,000. The Board of Directors believes that Mr. Weaver's compensation level compares favorably with other chief executive officers of public transportation companies similarly situated.

     With respect to the other executive officers of the Company, including (i) the Executive Vice President and Chief Operating Officer and (ii) the Vice President-Finance, Chief Financial Officer and Secretary/ Treasurer, the Board of Directors believes that compensation of these individuals has been modest. Prior to

                     PRELIMINARY FILING -- FOR SEC USE ONLY

1995, salary and bonus for each of these individuals amounted to less than $100,000 per year. These officers received a cash bonus during 1994 in the amounts of $17,138 and $13,350, respectively, and during 1995 in the amounts of $24,335 and $20,000, respectively, under the Company's Incentive Compensation Plan, reflecting the Company's improved performance in recent years.

     The Company maintains an Incentive Stock Option Plan and a Non-Qualified Stock Option Plan for the purpose of awarding options to its executive officers and other key employees in the discretion of the Compensation and Stock Option Committee. During 1995, incentive stock options were granted to Robert W. Weaver, W. Clif Lawson and Larry J. Goddard in the amounts of 25,000, 50,000 and 50,000, respectively.

     The Board of Directors expects that as the Company's performance continues to improve, the Compensation and Stock Option Committee may take action in the future, based upon guidelines provided by the Board of Directors, to provide additional incentive compensation to the Company's executive officers. The Company's future compensation policies will be developed in light of the Company's profitability and with the goal of rewarding members of management for their contributions to the Company's success.

     It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

Robert W. Weaver                          Daniel C. Sullivan
William E. Morrissey                      Beryl L. Shroyer
Charles F. Wilkins                        Matthew T. Moroun

                     PRELIMINARY FILING -- FOR SEC USE ONLY

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for the NASDAQ Trucking and Transportation Stocks for the period of five years commencing December 31, 1990 and ending December 31, 1995. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on December 31, 1990.

                      P.A.M. TRANSPORTATION SERVICES, INC.
                      STOCKHOLDER RETURN PERFORMANCE GRAPH
                                      1995

                                   [GRAPH]

                                                                    NASDAQ
                                                                  TRUCKING &
      MEASUREMENT PERIOD                         NASDAQ STOCK     TRANSPORTA-
    (FISCAL YEAR COVERED)            PTSI         MARKET U.S.     TION STOCKS
1990                                       100             100             100
1991                                     82.35          160.56          145.37
1992                                    235.29          186.87          177.90
1993                                  1,176.47          214.51          216.13
1994                                  1,129.41          209.69          196.16
1995                                  1,552.94          296.30          223.11

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                                        9

                                AGENDA ITEM TWO
                            PROPOSAL TO AMEND BYLAWS

SUMMARY OF PROPOSED AMENDMENT

     On April 4, 1996, the Board of Directors unanimously approved an amendment to the Company's Bylaws designed to permit the Board of Directors to set the number of directors by Board resolution from time to time and to eliminate a supermajority voting requirement to remove directors.

     Article II, entitled "Directors," Section 2, regarding the number, tenure, qualifications and removal of directors, presently provides that the Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the precise number to be fixed by resolution of the stockholders from time to time. Section 2 of Article II also provides that a director may be removed by the affirmative vote of the holders of 75% of the outstanding shares of stock of the Company entitled to elect directors. By its terms, Section 2 of
Article II may not be amended, altered or repealed except by the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Company entitled to elect directors.

     The Board of Directors has approved a proposed amendment to Section 2,
Article II of the Bylaws to permit the number of directors to be fixed by resolution of the Board of Directors, as opposed to the stockholders. The purpose of the new provision is to permit the Board of Directors to increase the number of directors to allow the election of a new director between annual meetings of stockholders in the event that the Company identifies a qualified candidate for director who the Board of Directors believes would be a valuable and contributing member. As the Bylaws now stand, the Board of Directors would be unable to increase the number of directors to permit the addition of a new director without stockholders approving the increase. The Board of Directors believes that it is in the best interests of the Company and its stockholders to allow for greater flexibility in the addition of new members to the Board of Directors between annual meetings of stockholders.

     In addition, Section 2 of the existing Article II requires a 75% supermajority vote in order to remove a director. The proposed new Bylaw provision would permit removal of directors in accordance with the General Corporation Law of Delaware, which generally provides that any director may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

     The existing provisions of Section 2, Article II, are intended to provide anti-takeover protection to the Company and its Board of Directors, and to make it more difficult for a person to effect a change in the number or composition of the Board of Directors. The current Board of Directors of the Company believes the existing Bylaw provision is unnecessarily restrictive and recommends that a new Bylaw provision be adopted to provide more flexibility in determining the number of members of the Board of Directors and to remove the supermajority voting requirement for the removal of a director.

     The new Bylaw provision would also eliminate the requirement for a supermajority affirmative vote of 75% of the outstanding shares in order to amend such Section 2 of Article II of the Bylaws in the future. This supermajority voting requirement is also in the nature of an anti-takeover provision, and the Board of Directors believes that it is in the best interests of the Company and its stockholders to remove such voting requirement. If the new Bylaw provision is adopted, then such Section 2 may be amended in the future by a majority vote of the Board of Directors or the stockholders of the Company.

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                                       10

EXISTING BYLAW PROVISION

     The exact language of the existing Section 2, Article II, currently reads as follows:

                                  "ARTICLE II.
                                   DIRECTORS

     Section 2. NUMBER, TENURE, QUALIFICATIONS, REMOVAL. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the precise number to be fixed by resolution of the shareholders from time to time. Each director shall hold office until the annual meeting of shareholders held next after his election and until his successor has been duly elected and has qualified, or until his earlier resignation, removal from office, or death. Directors need not be shareholders. Any director may be removed at any time, with or without cause, by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of the stock of the Corporation entitled to elect directors, either at the annual meeting or at a special meeting called for that purpose. This Section shall be amended, altered, changed or repealed only with the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the outstanding shares of stock of the Corporation entitled to elect directors, in addition to any approval of the Board of Directors or any shareholder vote or consent required by law or any provision of the Amended and Restated Certificate of Incorporation of the Corporation or otherwise."

PROPOSED NEW BYLAW PROVISION

     The following resolution shall be introduced at the Annual Meeting of Stockholders for approval:

          "RESOLVED, that the existing Article II, entitled "Directors," Section 2, of the Bylaws of P.A.M. Transportation Services, Inc. is hereby deleted and repealed in its entirety and the following new Article II, Section 2, is hereby adopted:

             Section 2. NUMBER, TENURE, QUALIFICATIONS, REMOVAL. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, which shall consist of not less than three (3) nor more than fifteen (15) members, the precise number to be fixed by resolution of the Board of Directors from time to time. Directors shall be elected at each Annual Meeting of Stockholders. Each director shall hold office until the next Annual Meeting of Stockholders and thereafter until his successor shall have been elected and qualified, or until his earlier resignation or removal. Directors need not be residents of Delaware or stockholders of the Company. Directors shall be removable in the manner provided by the General Corporation Law of Delaware. Directors shall be elected by plurality vote."

     The affirmative vote of the holders of at least 75% of the outstanding shares of common stock of the Company entitled to elect directors is required to approve the foregoing resolution adopting a new Article II, Section 2, of the Company's Bylaws. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE RESOLUTION ADOPTING THE NEW BYLAW PROVISION.

                               AGENDA ITEM THREE
            PROPOSAL TO APPROVE AND ADOPT THE 1995 STOCK OPTION PLAN

     On June 29, 1995, the Board of Directors of the Company adopted a 1995 Stock Option Plan (the "1995 Plan") for eligible officers, directors and key employees of the Company and its subsidiaries and recommends that the stockholders vote for approval of the 1995 Plan, which provides for the grant of both incentive and non-qualified stock options. The Company estimates that there are currently approximately ten (10) officers and employees and six (6) directors eligible for participation in the 1995 Plan.

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                                       11

     The purpose of the 1995 Plan is to provide motivation for participating directors, officers and key employees to remain in the employ of and to give a greater effort on behalf of the Company. A copy of the 1995 Plan is attached hereto as Exhibit A. The 1995 Plan will replace the Company's Non-Qualified Stock Option Plan which was adopted in 1987 and is scheduled to expire in 1997 and will replace the Company's Incentive Stock Option Plan which was adopted in 1986 and is scheduled to expire in September 1996. Stock options currently outstanding under each of these plans will remain outstanding in accordance with the terms of such plans and the respective stock option agreements thereunder.

DESCRIPTION OF 1995 PLAN

     Effective Date. The effective date of the 1995 Plan is June 29, 1995. The 1995 Plan shall remain in effect until all shares subject to or which may become subject to the 1995 Plan shall have been purchased pursuant to options granted under the 1995 Plan, provided that options under the 1995 Plan must be granted within ten (10) years from the effective date.

     Shares Subject to the 1995 Plan. The shares of the Company's common stock available for issuance under the 1995 Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the 1995 Plan shall be 600,000. Any shares subject to an option which for any reason expires or is terminated unexercised may again be subject to an option under the 1995 Plan.

     Persons Eligible to Participate in the 1995 Plan. Under the 1995 Plan, options may be granted only to officers, directors, key employees and consultants of the Company and its subsidiaries.

     Administration of the 1995 Plan. The 1995 Plan shall be administered by the Board of Directors or by a committee comprised of no fewer than two (2) members appointed by the Board of Directors of the Company from among its members (the "Committee"). Members of the Committee shall be "disinterested persons" as such term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the 1995 Plan, the Board of Directors or the Committee has the authority to determine the individuals to whom options shall be granted and to determine exercise prices, the number of shares covered by each option, vesting requirements, and the terms and conditions of each option granted under the plan.

     Exercise Price, Terms of Exercise and Payment for Shares. Each option granted under the 1995 Plan will be represented by an Option Agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements.

     The exercise price of options granted under the 1995 Plan will be determined by the Committee, but in no event shall be less than 100% of the Market Price of the common stock on the date of the grant of the option; provided, however, that any non-qualified option may be granted at a purchase price equal to not less than 75% of the Market Price of the common stock on the date of the grant of the option. The term Market Price is defined in the 1995 Plan to be the fair market value of the Company's common stock as determined by the Board of Directors or the Committee, acting in good faith, under any method consistent with the Internal Revenue Code of 1986, as amended (the "Code"), or Treasury Regulations thereunder, as the Board or the Committee shall in its discretion apply at the time of the grant of the option concerned.

     Options may be exercised in whole or in part by the optionee, but in no event later than ten (10) years from the date of the grant. Any incentive stock option granted under the 1995 Plan to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary may not be purchased at a price less than 110% of the Market Price on the day the option is granted, and no such option may be exercised more than five (5) years from the date of grant. The purchase price for the shares shall be paid in cash or shares of common stock of the Company, or a combination of both. Upon payment, the Company will deliver stock certificates for such shares to the optionee.

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                                       12

     Automatic Grant of Options to Non-Employee Directors. The 1995 Plan grants to non-employee directors of the Company, without necessity of action by the Board of Directors or any committee thereof, an annual option to purchase 1,000 shares of common stock on March 2 of each year at an exercise price equal to the Market Price of such stock on the date of grant. Such options are exercisable from the date of grant until the date which is the fifth anniversary of the date of grant, unless earlier terminated in accordance with the provisions of the 1995 Plan. Options granted to non-employee directors under the 1995 Plan conform in all respects to the terms of the 1995 Plan.

     Termination of Service. In the event that a holder of an option granted under the 1995 Plan ceases to be a director or employee of the Company or any subsidiary of the Company for any reason other than death or total and permanent disability, any option or unexercised portion thereof, which is otherwise exercisable on the date of such termination, shall expire three (3) months from the date of such termination, but in no event after the term provided in the option agreement. Any options which are not exercisable on the date of such termination shall immediately terminate.

     Upon the death or total and permanent disability of the holder of an option, any option or unexercised portion thereof which is otherwise exercisable shall expire within one year of the date of such death or disability. Any options which were not exercisable on the date of such death or disability shall be immediately exercisable for a period of one year.

     Options granted under the 1995 Plan are exercisable during the lifetime of the optionee only by the optionee. All options granted under the 1995 Plan are non-transferable except by will or under the laws of descent and distribution.

     Reorganization and Recapitalization. In case the Company is merged or consolidated with another corporation and the Company is not the survivor, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company, shall either make appropriate provision for the protection of any outstanding options, including without limitation the substitution of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of the common stock of the Company, or upon written notice to the optionee, provide that the option must be exercised within 60 days or it will be terminated.

     In the event that dividends are payable in common stock of the Company or in the event there are splits, subdivisions or combinations of shares of common stock of the Company, the number of shares available under the 1995 Plan will be increased or decreased proportionately, as the case may be, and the number and option exercise price of shares deliverable upon the exercise thereafter of any option theretofore granted will be increased or decreased proportionately, as the case may be.

     Limitation on Number of Shares that may be Purchased. For options granted under the 1995 Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     Amendment and Termination of the 1995 Plan. With respect to any shares of stock at the time not subject to options, the Board of Directors may at any time and from time to time modify or amend the 1995 Plan in any respect, except that no such modification or amendment shall be made absent the approval of the stockholders of the Company to: (i) increase the maximum number of shares for which options may be granted under the 1995 Plan; (ii) reduce the option price or waiting period; (iii) extend the period during which options may be granted or exercised; (iv) change the class of persons eligible for incentive stock options; (v) otherwise materially modify the requirements as to eligibility for participation in the 1995 Plan; or (vi) otherwise materially increase the benefits accruing to participants under the 1995 Plan. The Company's Board of Directors may also suspend the granting of options pursuant to the 1995 Plan at any time and may terminate the 1995 Plan at any time; provided, however, no such suspension or termination shall modify or

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                                       13
amend any option granted before such suspension or termination unless the affected participant consents in writing, to such modification or amendment or there is a dissolution or liquidation of the Company.

     With the consent of the affected optionee, the Board of Directors or the Committee may amend outstanding option agreements in a manner consistent with the 1995 Plan. Without employee consent, the Board of Directors may at any time and from time to time modify or amend option agreements in such respects as it deems necessary in order that incentive options granted under the 1995 Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting "Qualified Incentive Options."

OPTIONS GRANTED SUBJECT TO SHAREHOLDER APPROVAL

     On June 29, 1995, options were granted pursuant to the 1995 Plan, subject to stockholder approval of such plan at this meeting, to purchase an aggregate of 169,000 shares of common stock. On March 21, 1996 the market value of the Company's common stock was $7.75 per share and the aggregate market value of the common stock underlying such options was $1,309,750. The following table indicates the amount of options received by the (i) Named Executive Officers;
(ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; (iv) each nominee for election as director; and (v) all employees, including all current officers who are not executive officers, as a group:

                                                                            NUMBER OF SHARES
                  NAME                             POSITION               UNDERLYING OPTION(1)
    ---------------------------------  ---------------------------------  --------------------
    Robert W. Weaver.................  President, Chief Executive                 25,000(2)
                                       Officer and Director/Director
                                         Nominee
    W. Clif Lawson...................  Executive Vice President and               40,000(3)
                                       Chief Operating Officer
    Larry J. Goddard.................  Vice President of Finance, Chief           40,000(3)
                                         Financial Officer and
                                         Secretary/Treasurer
    Daniel C. Sullivan...............  Director/Director Nominee                      --
    Matthew T. Moroun................  Director/Director Nominee                      --
    Charles Wilkins..................  Director/Director Nominee                      --
    All current directors who are not
      executive officers as a                                                         --
      group..........................
    All executive officers as a                                                  105,000
      group..........................
    All employees, including all
      current officers who are not                                                64,000
      executive officers, as a
      group..........................

- ---------------

(1) These options are subject to stockholder approval at the 1996 Annual Meeting of Stockholders and are subject to vesting restrictions placed on the options by the Compensation and Stock Option Committee of the Board of Directors on the date the options were granted.
(2) This option was granted at an exercise price of $6.32 per share, 110% of the fair market value of the common stock at the date of grant, and will expire on June 29, 2000.
(3) This option was granted at an exercise price of $5.75 per share, 100% of the fair market value of the common stock at the date of grant, and will expire on June 29, 2001.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. All incentive stock options granted or to be granted under the 1995 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 Code.

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                                       14

     Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

          (a) gain on the sale or other disposition; or

          (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

     The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

     The 1995 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company's common stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's common stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

     Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under
Section 422 of the Code.

     Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

     At present, the maximum tax rate on capital gains is 28%, while the maximum tax rate on ordinary income is 39.6%. Thus, the conversion of ordinary income into capital gain produces some tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

     In general, an option granted under the 1995 Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change

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                                       15
in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

     Non-Qualified Stock Options. All options granted or to be granted under the 1995 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

     A participant in the 1995 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 1995 Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

     Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

     The 1995 Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to the Company other shares of the Company's common stock owned by the optionee. If an optionee exchanges previously acquired common stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

     General. The 1995 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this proxy statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 1995 Plan and does not purport to be a complete description of all federal income tax aspects of the 1995 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1995 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the 1995 Plan.

     The approval of the holders of a majority of the shares of the Company's common stock present and voting at the Annual Meeting of Stockholders is necessary to approve the 1995 Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS APPROVE THE 1995 PLAN.

                     PRELIMINARY FILING -- FOR SEC USE ONLY

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP served as the independent auditors of the Company for the fiscal year ended December 31, 1995. No auditors have yet been selected as the independent auditors for the Company for the fiscal year ending December 31, 1996. Such selection will be made by the Board of Directors upon the recommendation of the Audit Committee. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

             ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

     Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1995 Annual Report to Stockholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to the Secretary of the Company, Larry J. Goddard, at the offices of the Company, Highway 412 West, P.O. Box 188, Tontitown, Arkansas 72770. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.

                             STOCKHOLDER PROPOSALS

     Any proposal to be presented at next year's Annual Meeting of Stockholders must be received at the principal executive offices of the Company not later than December 24, 1996, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

     Management does not know of any matters to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Robert W. Weaver
                                          President and Chief Executive Officer

                     PRELIMINARY FILING -- FOR SEC USE ONLY

                                   EXHIBIT A
                      P.A.M. TRANSPORTATION SERVICES, INC.
                             1995 STOCK OPTION PLAN
                         EFFECTIVE AS OF JUNE 29, 1995

                                   1. PURPOSE

     The purpose of the P.A.M. Transportation Services, Inc. 1995 Stock Option Plan (the "Plan") is to encourage and enable eligible directors, officers and key employees of P.A.M. Transportation Services, Inc. (the "Company") and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that directors, officers and key employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company's growth and earnings. The Plan also is designed to provide motivation for participating directors, officers and key employees to remain in the employ of and to give greater effort on behalf of the Company. It is the intention of the Company that the Plan provide for the award of "incentive stock options" qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, as well as the award of non-qualified stock options. Accordingly, the provisions of the Plan related to incentive stock options shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 422 of the Code.

                                 2. DEFINITIONS

     The following words or terms shall have the following meanings:

          (a) "Agreement" shall mean a stock option agreement between the Company and an Eligible Employee, Eligible Participant or Non-Employee Director pursuant to the terms of this Plan.

          (b) "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board.

          (c) "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan.

          (d) "Company" shall mean P.A.M. Transportation Services, Inc., a Delaware corporation.

          (e) "Eligible Employee(s)" shall mean key employees regularly employed by the Company or a Subsidiary (including officers, whether or not they are directors) as the Board of Directors or the Committee shall select from time to time.

          (f) "Eligible Participant(s)" shall mean directors, officers, key employees of the Company and its Subsidiaries, consultants and other persons who are not otherwise eligible to receive Qualified Incentive Options pursuant to Section 8 of the Plan.

          (g) "Market Price" shall mean the fair market value of the Company's Common Stock as determined by the Board of Directors or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board of Directors or the Committee shall in its discretion select and apply at the time of the grant of the option concerned. Subject to the foregoing, the Board of Directors or the Committee, in fixing the market price, shall have full authority and discretion and be fully protected in doing so.

          (h) "Non-Employee Director(s)" shall mean a director of the Company who is not a regular salaried employee of the Company or one of its Subsidiaries.

          (i) "Optionee" shall mean an Eligible Employee, Eligible Participant or Non-Employee Director having a right to purchase Common Stock under an Agreement.

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                                       A-1
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          (j) "Option(s)" shall mean the right or rights granted to Eligible
     Employees, Eligible Participants or Non-Employee Directors to purchase Common Stock under the Plan.

          (k) "Plan" shall mean this P.A.M. Transportation Services, Inc. 1995 Stock Option Plan.

          (l) "Shares," "Stock" or "Common Stock" shall mean shares of the $.01 par value common stock of the Company.

          (m) "Subsidiary" shall mean any corporation, if the Company owns or controls, directly or indirectly, more than a majority of the voting stock of such corporation.

          (n) "Ten Percent Owner" shall mean an individual who, at the time an Option is granted, owns directly or indirectly more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

                               3. EFFECTIVE DATE

     The effective date of the Plan (the "Effective Date") shall be the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the shareholders of the Company, whichever is earlier. The Plan must be approved by the affirmative vote of not less than a majority of the shares present and voting at a meeting at which a quorum is present, which shareholder vote must be taken within twelve (12) months after the date the Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the Effective Date of the Plan. In the event shareholder approval of the adoption of the Plan is not obtained within the aforesaid twelve (12) month period, then any Options granted in the intervening period shall be void.

                          4. SHARES RESERVED FOR PLAN

     The shares of the Company's Common Stock to be sold to Eligible Employees, Eligible Participants and Non-Employee Directors under the Plan may at the election of the Board of Directors be either treasury shares or Shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 600,000; provided, however, that such Shares shall be subject to the adjustments provided in
Section 8(h). Any Shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan.

                         5. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board of Directors of the Company if each member is a disinterested person (as defined herein), or the Committee. The Committee shall be comprised of not less than two (2) members appointed by the Board of Directors of the Company from among its members. No member of the Board of Directors shall be appointed or serve as a member of the Committee, and any such appointment or service immediately and automatically shall terminate, in the event that such person is not a disinterested person. As used herein, the term "disinterested person" means a director who is not, during the one year prior to service as an administrator of the Plan, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates (as such term is defined in the General Rules and Regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), except for such grants or awards which would not disqualify the director as a "disinterested person" under Rule 16b-3 under the Exchange Act.

     Within the limitations described herein, the Board of Directors of the Company or the Committee shall administer the Plan, select the Eligible Employees and Eligible Participants to whom Options will be granted, determine the number of shares to be optioned to each Eligible Employee and Eligible Participant and interpret, construe and implement the provisions of the Plan. The Board of Directors or the Committee shall also determine the price to be paid for the Shares upon exercise of each Option, the period within which each Option may be exercised, and the terms and conditions of each Option granted to the Plan. The Board of

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

Directors and Committee members shall be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

     If the Plan is administered by the Board of Directors, a majority of the members of the Board of Directors shall constitute a quorum, and the act of a majority of the members of the Board of Directors present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board of Directors shall be the acts of the Board of Directors. If the Plan is administered by the Committee, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee shall be the acts of the Committee.

                                 6. ELIGIBILITY

     Options granted pursuant to Section 8 shall be granted only to Eligible Employees. Options granted pursuant to Section 9 may be granted to Eligible Employees and to Eligible Participants. Options granted pursuant to Section 10 shall be granted only to Non-Employee Directors.

                            7. DURATION OF THE PLAN

     The Plan shall remain in effect until all Shares subject to or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan; provided that Options under the Plan must be granted within ten
(10) years from the Effective Date. The Plan shall expire on the tenth anniversary of the Effective Date.

                         8. QUALIFIED INCENTIVE OPTIONS

     It is intended that Options granted under this Section 8 shall be qualified incentive stock options under the provisions of Section 422 of the Code and the regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such Options are granted. Such Options shall be evidenced by stock option agreements in such form and not inconsistent with this Plan as the Committee or the Board of Directors shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

     (a) Price. The purchase price for shares purchased upon exercise will be equal to 100% of the Market Price on the day the Option is granted, as determined by the Board of Directors or the Committee; provided that the purchase price of stock deliverable upon the exercise of a qualified incentive option granted to a Ten Percent Owner shall be not less than one hundred ten percent (110%) of the Market Price on the day the Option is granted, as determined by the Board of Directors or the Committee, but in no case less than the par value of such stock.

     (b) Number of Shares. The Agreement shall specify the number of Shares which the Optionee may purchase under such Option.

     (c) Exercise of Options. The shares subject to the Option may be purchased in whole or in part by the Optionee in accordance with the terms of the Agreement, from time to time after shareholder approval of the Plan, but in no event later than ten (10) years from the date of grant of the Option. Notwithstanding the foregoing, Shares subject to an Option granted to a Ten Percent Owner shall be exercisable no later than five (5) years from the date of grant of the Option.

     (d) Medium and Time of Payment. Stock purchased pursuant to an Agreement shall be paid for in full at the time of purchase. Payment of the purchase price shall be in cash or shares of the Common Stock of the Company, or a combination of cash and shares of the Common Stock of the Company, in the discretion of, and as authorized by, the Committee. Upon receipt of payment, the Company shall, without transfer or issue

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                                       A-3
tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such Shares.

     (e) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of the stock certificate to the Optionee for such Shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     (f) Nonassignability of Option. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

     (g) Effect of Termination of Employment or Death. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or of any subsidiary of the Company for any reason (including retirement) other than death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three (3) months from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee ceases to be an employee of the Company or of any subsidiary of the Company for any reason (including retirement) other than death or permanent and total disability prior to the time that an Option or portion thereof becomes exercisable, such Option or portion thereof which is not then exercisable shall terminate and be null and void. Whether authorized leave of absence for military or government service shall constitute termination of employment for the purpose of this Plan shall be determined by the Board of Directors or the Committee, which determination shall be final and conclusive.

     In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any subsidiary of the Company by reason of death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date such Optionee ceased employment shall expire unless exercised within a period of one (1) year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any subsidiary of the Company by reason of death or permanent and total disability, any Option or portion thereof which was not exercisable on the date such Optionee ceased employment shall become immediately exercisable for a period of one (1) year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement.

     "Permanent and total disability" as used in this Plan shall be as defined in Section 22(e)(3) of the Code.

     In the event of the death of an Optionee, the Option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

     (h) Recapitalization. In the event that dividends are payable in Common Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of Shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number and Option exercise price of Shares deliverable upon the exercise thereafter of any Option theretofore granted shall be increased or decreased proportionately, as the case may be, as determined to be proper and appropriate by the Board of Directors or the Committee.

     (i) Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged,

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                                       A-4
consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the Shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the Shares subject to option immediately before such substitution over the purchase price thereof, or
(ii) upon written notice to the Optionee provide that the Option (including, in the discretion of the Board of Directors, any portion of such Option which is not then exercisable) must be exercised within sixty (60) days of the date of such notice or it will be terminated. If any adjustment under this Section 8(i) would create a fractional share of Stock or a right to acquire a fractional share, such shall be disregarded and the number of shares of Stock available under the Plan and the number of Shares covered under any Options previously granted pursuant to the Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 8(i) by the Board of Directors shall be conclusive and binding on all affected persons.

     Except as otherwise expressly provided in this Plan, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or prices of shares of Common Stock subject to an Option.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     (j) Annual Limitation. The aggregate fair market value (determined at the time the Option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Any excess over such amount shall be deemed to be related to and part of a non-qualified stock option granted pursuant to Section 9.

     (k) General Restriction. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Alternatively, such Options shall be issued and exercisable only upon such terms and conditions and with such restrictions as shall be necessary or appropriate to effect exemption from such listing, registration, or other qualification requirement.

                            9. NON-QUALIFIED OPTIONS

     The Board of Directors or the Committee may grant to Eligible Employees or Eligible Participants Options under the Plan which are not qualified incentive stock options under the provisions of Section 422 of the Code. Such non-qualified options shall be evidenced by Agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which Agreements shall contain in substance the same terms and conditions as set forth in Section 8 hereof with respect to qualified incentive options; provided, however, that the limitations set forth in Sections 8(a) and 8(c) with respect to Ten Percent Owners shall not be applicable to non-qualified options granted to any Ten Percent Owner, and the limitation set forth in Section 8(j) with respect to the annual limitation of incentive stock options shall not be applicable to non-qualified option grants; provided further, that non-qualified options may be granted at a purchase price equal to not less than 75% of the Market Price on the day the Option is granted.

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                                       A-5

                     10. OPTIONS TO NON-EMPLOYEE DIRECTORS

     Notwithstanding any provisions of the Plan to the contrary, the participation and eligibility of a Non-Employee Director in the Plan shall be limited exclusively to the following:

          (a) On March 2, 1997 and on March 2 of each year thereafter during the term of this Plan, each then Non-Employee Director of the Company shall be granted, without the necessity of action by the Board of Directors or any committee thereof, an Option to purchase 1,000 shares of Common Stock at an option exercise or purchase price equal to the Market Price of such Stock on the date of grant; provided, that in the event that the date of grant falls on a weekend or holiday, then the option exercise price shall be determined by reference to the Market Price of the Common Stock on the business day next preceding the grant date.

          (b) Options granted under this Section 10 shall be exercisable commencing on the date of grant or, with respect to any Option granted prior to stockholder approval of this Plan, upon the date of such stockholder approval, and thereafter until the earlier to occur of the following: the close of business on (i) the date which is the fifth anniversary of the date of grant; (ii) the date which is the 90th day following the date upon which such Non-Employee Director ceases to be a director of the Company for any reason other than death or permanent and total disability; or (iii) the date which is the first anniversary of the date on which such Non-Employee Director ceases to be a director of the Company as a result of death or permanent and total disability.

          (c) In all other respects, Options granted to Non-Employee Directors hereunder shall contain in substance the same terms and conditions as set forth in Section 9 hereof with respect to non-qualified options. No Non-Employee Director shall be eligible to receive Options hereunder except as provided in this Section 10. This Section may not be amended more than once every six months.

                           11. AMENDMENT OF THE PLAN

     The Plan may at any time or from time to time be terminated, modified or amended by the affirmative vote of not less than a majority of the shares present and voting thereon by the Company's shareholders at a meeting of the shareholders at which a quorum is present. The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not (1) increase the maximum number of Shares for which Options may be granted under the Plan (other than increases due to changes in capitalization as referred to in Section 8(h) hereof), or (2) reduce the option exercise price or waiting period (except as otherwise expressly provided in Sections 8(h) and 8(i) hereof), or (3) extend the maximum period during which Options may be granted or exercised, or (4) change the class of persons eligible for Options under Section 6 hereof, or (5) otherwise materially modify (within the meaning of Rule 16b-3 of the Exchange
Act) the requirements as to eligibility for participation in the Plan, or (6) otherwise materially increase (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) the benefits accruing to participants under the Plan. The termination or any modification or amendment of the Plan shall not, without the written consent of an Optionee, affect his or her rights under an Option or right previously granted to him or her. With the written consent of the Optionee affected, the Board of Directors or the Committee may amend outstanding option agreements in a manner not inconsistent with the Plan. Without employee consent, the Board of Directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that incentive options granted hereunder shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting "Qualified Incentive Options." The Company's Board of Directors may also suspend the granting of Options pursuant to the Plan at any time and may terminate the Plan at any time; provided, however, no such suspension or termination shall modify or amend any Option granted before such suspension or termination unless
(1) the affected participant consents in writing to such modification or amendment or (2) there is a dissolution or liquidation of the Company.

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                                       A-6

                               12. BINDING EFFECT

     All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company and on all persons eligible or who become eligible to participate in the Plan.

                            13. APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Common Stock pursuant to Options exercised hereunder will be used for general corporate purposes.

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                                       A-7

                                                                     EXHIBIT B

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                      P.A.M. TRANSPORTATION SERVICES, INC.

    The undersigned stockholder(s) of P.A.M. Transportation Services, Inc., a Delaware corporation, hereby appoints Robert W. Weaver and Larry J. Goddard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc. to be held on Thursday, May 23, 1996 at 10:00 a.m. local time at the Holiday Inn, 1500 South 48th Street, Springdale, Arkansas 72762, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To set the number of directors for the ensuing year at four, and to elect four directors for a term of one year and until their successors are elected and qualified:

    / /  FOR all nominees listed below (except as             / /  WITHHOLD AUTHORITY to vote for all nominees
         otherwise indicated below)

                      Robert W. Weaver; Daniel C. Sullivan;
                      Matthew T. Moroun; Charles F. Wilkins

If you wish to withhold authority to vote for any individual nominee(s), write the name(s) on the line below:

- --------------------------------------------------------------------------------

(2) To approve an amendment to the Bylaws to permit the Board of Directors to set the number of directors and to eliminate a supermajority voting requirement to remove directors, as described in Agenda Item Two to the Proxy Statement.

                        / / FOR    / / AGAINST    / / ABSTAIN

(3) To approve and adopt the Company's 1995 Stock Option Plan.

                        / / FOR    / / AGAINST    / / ABSTAIN

(4) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ABOVE PROPOSALS AND AS PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                  Dated:                    1996
                                                        -------------------,


                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                            Signature

                                                  (This Proxy should be marked,
                                                  dated, and signed by the
                                                  stockholder(s) exactly as his
                                                  or her name appears hereon,
                                                  and returned promptly in the
                                                  enclosed envelope. Persons
                                                  signing in a fiduciary
                                                  capacity should so indicate.
                                                  If shares are held by joint
                                                  tenants or as community
                                                  property, both should sign.)


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